PROSPECTUS Dated March 26, 1998                   Pricing Supplement No. 59 to
PROSPECTUS SUPPLEMENT                     Registration Statement No. 333-46935
Dated April 6, 1998                                       Dated March 15, 1999
                                                                Rule 424(b)(3)

                                  $26,400,000
                       Morgan Stanley Dean Witter & Co.
                          MEDIUM-TERM NOTES, SERIES D

                              ------------------

                    EQUITY-LINKED NOTES DUE APRIL 14, 2005
                                 based on the
           Dow Jones Euro STOXX 50[SM] and the Nikkei Stock Average


Each note will pay 100% of its principal amount of $3,000 on the maturity date. The notes will also pay a supplemental redemption amount, which may be zero. The supplemental redemption amount will be based on the performance over the life of the notes of a basket of indices consisting of the Dow Jones Euro STOXX 50[SM] and the Nikkei Stock Average, weighted equally. The performance of each index will be based on the arithmetic average of its values on 24 quarterly determination dates compared to its value on the day we issue the notes. We refer to the Dow Jones Euro STOXX 50 as the DJES 50 and to the Nikkei Stock Average as the Nikkei 225 Index.

o The issue price of each note is $2,790 (93.0% of the principal amount).

o We will not pay interest on the notes.

o At maturity, you will receive the principal amount of $3,000 per note plus any supplemental redemption amount.

o The supplemental redemption amount will be based on the performance over the life of the notes of a basket of indices, consisting of the DJES 50 and the Nikkei 225 Index, weighted equally. The performance of the basket will be measured by the percentage change (positive or negative) of each index. The percentage change of each index will be calculated by comparing the arithmetic average of the index's values on 24 quarterly determination dates to the index's value on the day we issue the notes.

o If the percentage change in the basket is positive, we will pay you a supplemental redemption amount equal to $3,000 times the percentage change in the basket. If the percentage change in the basket is negative or if there is no change, then you will not receive any supplemental redemption amount.

o Investing in this note is not equivalent to investing in the stocks included in the DJES 50 and the Nikkei 225 Index.

o We will issue the notes in bearer form only. You may not exchange notes in bearer form at any time for notes in registered form.

o We will apply to the London Stock Exchange Limited for the notes to be admitted to the Official List.

We may not redeem these notes prior to the maturity date other than under the circumstance described under "Description of Notes--Tax Redemption--Special Tax Redemption of Bearer Notes" in the accompanying prospectus supplement. We will not redeem the notes under the circumstances described under "Description of Notes -- Tax Redemption -- All Notes" in the accompanying prospectus supplement, nor will we pay any additional amounts to the holder under the circumstances described under "Description of Notes--Payment of Additional Amounts" in the accompanying prospectus supplement.

The effective date of the New Regulations (as defined in "United States Federal Taxation--Backup Withholding" in the accompanying Prospectus Supplement) has been changed so that the New Regulations will apply to payments made after December 31, 1999.

You should read the more detailed description of the notes in this Pricing Supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Notes." "Dow Jones Euro STOXX 50" is a service mark of Dow Jones & Company, Inc.

The notes involve risks not associated with an investment in conventional debt securities. See "Risk Factors" beginning on PS-5.


                           PRICE 93.0% PER NOTE

                           --------------------

                        MORGAN STANLEY DEAN WITTER
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                       SUMMARY OF PRICING SUPPLEMENT

               The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

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                                  The Notes

Each note costs $2,790            We, Morgan Stanley Dean Witter & Co., are offering you our Equity-Linked Notes due
                                  April 14, 2005 based on the Dow Jones Euro STOXX 50 and the Nikkei Stock Average.
                                  The issue price of each note is $2,790.  The principal amount of each note is $3,000.  We will pay you at least the principal amount of $3,000 at maturity.

If the aggregate value of the     At maturity, we will pay a supplemental redemption amount based on the
two indices goes up, you will     performance over the life of the notes of a basket of two indices consisting of
receive an additional             the DJES 50 and the Nikkei 225 Index, weighted equally.  The performance of
amount at maturity                the basket will be measured by the percentage change (positive or negative) of each index.  The percentage change of each index will be calculated by comparing the arithmetic average of the index's values on 24 quarterly determination dates to the index's value on the day we issue the notes.

                                  If the percentage change in the basket is positive, we will pay you a supplemental redemption amount equal to $3,000 times the percentage change in the basket.  If the percentage change in the basket is negative or if there is no change, then you will not receive any supplemental redemption amount, but you will still receive 100% of the principal amount of the note.

                                  Because the percentage change of each index is calculated separately, increases in one index could be offset by decreases in the other index.

                                  The supplemental redemption amount can be calculated using the following formula:

                            [     (      DJES 50            DJES 50    )        (Nikkei 225 Index       Nikkei 225 Index )]
                            [     (Average Index Value - Initial Value )        (Average Index Value  -   Initial Value  )]
                   $3,000 x [1/2  (------------------------------------) + 1/2  (--------------------------------------- )]
                            [     (    DJES 50 Initial Value           )        (    Nikkei 225 Index Initial Value      )]

                                  ; provided that the supplemental redemption amount will not be less than zero.

                                  The initial value of each index will be the closing value of that index on the day we issue the notes.

                                  The average index value of each index will equal the arithmetic average of the closing values of that index on 24 quarterly determination dates.  The determination dates are each January 30, April 30, July 30 and October 30, beginning April 30, 1999 and ending January 30, 2005.

No coupon interest                We will not pay you interest on the notes.
payments
                                  Value of the Dow Jones Euro STOXX 50 and the Nikkei Stock Average

DJES 50 is                        The last reported closing value of the DJES 50 on Bloomberg, LP on the date of
currently at 3,582.78             this Pricing Supplement was 3,582.78.  You can review the publicly-reported closing values of DJES 50 since such values were first reported on February 26,
                                  1998 in the "Historical Information" section of this Pricing Supplement.

Nikkei 225 Index is               The last reported value of the Nikkei 225 Index, as published by Nihon Keizai
currently at 15,779.60            Shimbun, Inc. was 15,779.60.  You can review the publicly reported closing values of the Nikkei 225 Index since 1994 in the "Historical Information"
                                  section of this Pricing Supplement.

                                  The historical performance of the indices should not be taken as an indication of what their values will be on the date the notes are issued or on any of the quarterly determination dates.

                                  The Calculation Agent

                                  We have appointed Morgan Stanley & Co. International Limited ("MSIL") to
                                  act as calculation agent for The Chase Manhattan Bank (London Branch), the trustee for our senior notes.  As calculation agent, MSIL will determine the average index value of each index, the percentage change in the each of the
                                  DJES 50 and the Nikkei 225 Index and the supplemental redemption amount.

                                  No Affiliation with STOXX Ltd. or Nihon Keizai Shimbun, Inc.

                                  Neither STOXX Ltd., the publisher of DJES 50, nor  or Nihon Keizai Shimbun,
                                  Inc., the publisher of the Nikkei 225 Index, is an affiliate of ours and neither is not involved with this offering in any way.  The obligations represented by these equity-linked notes are obligations of Morgan Stanley Dean Witter & Co. and not of STOXX Ltd. or Nihon Keizai Shimbun, Inc.

                                  More Information on the Notes

                                  The notes are senior notes issued as part of our Series D medium-term note program.  You can find a general description of our Series D medium-term note program in the accompanying prospectus supplement dated April 6, 1998.  We describe the basic features of this type of note in the sections called
                                  "Description of Notes -- Fixed Rate Notes" and " -- Notes Linked to
                                  Commodity Prices, Single Securities, Baskets of Securities or Indices."

                                  Because this is a summary, it does not contain all of the information that may be important to you, including the specific mechanics and timing of the calculations of the average index value of each index, the percentage changes in the indices and the basket, and the supplemental redemption amount.  You should read the "Description of Notes" section in this Pricing
                                  Supplement for detailed description of the terms of the notes.  You should also read about some of the risks involved in investing in notes in the section called "Risk Factors."

                                  How to reach us

                                  You may contact us at our principal executive offices at 1585 Broadway, New
                                  York, New York 10036 (telephone number (212) 762-4000).
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                                 RISK FACTORS

               The notes are not secured debt and unlike ordinary debt securities do not pay interest. This section describes the most significant risks relating to the notes. You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

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Notes Are Not Ordinary            The terms of the notes differ from those of ordinary debt securities in that we
Senior Notes                      will not pay interest on the notes.  Because the supplemental redemption amount due at maturity may be equal to zero, the return on your investment (the effective yield to maturity) in the notes may be less than the amount which would be paid on an ordinary debt security.  The return of only the principal amount of each note at maturity will not compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

Notes May Not Pay More            If the percentage change of either of the two indices is negative and the
than Par at Maturity              percentage change of the other index is negative or insufficiently positive to counteract the negative percentage change of the first index, then the supplemental redemption amount will be zero.

Secondary Trading                 There may be little or no secondary market for the notes.  Although we will
May Be Limited                    apply to admit the notes to the Official List of the London Stock Exchange
                                  Limited, the secondary market may not provide enough liquidity to allow you to trade or sell the notes easily.

Market Price of the Notes         Several factors, many of which are beyond our control, will influence the value
Influenced by Many                of the notes, including:
Unpredictable Factors
                                  o the value of each of the DJES 50 and the Nikkei 225 Index

                                  o interest and yield rates in the market

                                  o the volatility (frequency and magnitude of changes in price) of the securities underlying each of the DJES 50 and the Nikkei 225 Index

                                  o economic, financial, political and regulatory or judicial events that affect the securities underlying each of the DJES 50 and the Nikkei 225 Index or stock markets generally and which may affect the average index value of each index

                                  o the time remaining to each determination date and to the maturity of the notes

                                  o the dividend rate on the stocks underlying each of the DJES 50 and the
                                    Nikkei 225 Index

                                  o our creditworthiness

                                  These factors will influence the price that you will receive if you sell your notes prior to maturity.  For example, you may have to sell your notes at a substantial discount from the principal amount if at the time of sale the average of the percentage changes (positive or negative) in the DJES 50 and the Nikkei 225
                                  Index (based on determination dates occurring prior to that time) is equal to, less than, or insufficiently higher than, zero or if market interest rates rise.

                                  You cannot predict the future performance of either the DJES 50 or the Nikkei
                                  225 Index based on its historical performance.  We cannot guarantee that the value of either the DJES 50 or the Nikkei 225 Index will increase, or increase sufficiently to offset any decrease in the other index, so that you will receive at maturity an amount in excess of the principal amount of the notes.

Adjustments to                    STOXX Ltd. is responsible for calculating and maintaining the DJES 50.
each of DJES 50 and the           STOXX Ltd. can add, delete or substitute the stocks underlying the DJES 50 or
Nikkei 225 Index                  make other methodological changes that could change the value of the DJES 50.
Could Adversely Affect            STOXX Ltd. may discontinue or suspend calculation or dissemination of the
the Notes                         DJES 50.  Any of these actions could adversely affect the value of the notes.

                                  Nihon Keizai Shimbun, Inc., or NKS, is responsible for calculating and maintaining the Nikkei 225 Index.  NKS can add, delete or substitute the stocks underlying the Nikkei 225 Index or make other methodological changes that could change the value of the Nikkei 225 Index.  NKS may discontinue or suspend calculation or dissemination of the Nikkei 225 Index.  Any of these actions could adversely affect the value of the notes.

Potential Conflicts of            As calculation agent, MSIL will calculate the amount paid to you at maturity of
Interest between You and          the notes.  MSIL and other affiliates may carry out activities that minimize our
the Calculation Agent             risks related to notes, including trading in the individual stocks included in the
                                  DJES 50 or the Nikkei 225 Index as well as in other instruments related to the
                                  DJES 50 or the Nikkei 225 Index.  MSIL and some of our other subsidiaries also trade the individual stocks included in the DJES 50 or the Nikkei 225 Index and other financial instruments related to the DJES 50 or the Nikkei 225 Index on a regular basis as part of their general broker-dealer businesses. Any of these activities could influence MSIL's determination of calculations made with respect to the notes and, accordingly, could affect your payout on the notes.

Investment in the Notes Not       The payment of dividends on the stocks which compose, or underlie, the DJES
the Same as an Investment in      50 or the Nikkei 225 Index will have no effect on the calculation of the
either the DJES 50 or the         percentage change in either the DJES 50 or the Nikkei 225 Index.   Therefore,
Nikkei 225 Index Stocks           the return on your investment based on the percentage change in each of the
                                  DJES 50 and the Nikkei 225 Index is not the same as the total return based on the purchase of those underlying stocks held for a similar period.

Tax Treatment                     You should also consider the tax consequences of investing in the notes. Please read carefully the section "Description of Notes--
                                  United States Federal Taxation" in this
                                  Pricing Supplement.
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                             DESCRIPTION OF NOTES

               Capitalized terms not defined herein have the meanings given to such terms in the accompanying Prospectus Supplement. In this Pricing Supplement, the "Company," "we," "us" and "our" refer to Morgan Stanley Dean Witter & Co.

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Principal Amount..............    $26,400,000

Maturity Date.................    April 14, 2005

Interest Rate.................    We will not make periodic payments of
                                  interest on the Note.

Specified Currency............    U.S. Dollars

Issue Price...................    $2,790 per Note (93.0% of the principal
                                  amount)

Original Issue Date
  (Settlement Date)...........    April 14, 1999

Common Code...................    9518185

ISIN..........................    XS0095181854

Senior Note or Subordinated
  Note........................    Senior

Minimum Denominations.........    $3,000

Maturity Redemption Amount....    On the Maturity Date, you will receive (1)
                                  $3,000, the par amount of such Note, plus (2)
                                  the Supplemental Redemption Amount, if any.

                                  In this "Description of the Notes," the term
                                  "Note" refers to each $3,000 principal amount of any of our Equity-Linked Notes Due April
                                  14, 2005 based on the Dow Jones Euro STOXX
                                  50, and the Nikkei 225 Index.

Supplemental Redemption Amount    We will pay you a Supplemental Redemption
                                  Amount per Note at maturity equal to the
                                  greater of (a) zero and (b) the product of
                                  $3,000 and the Basket Change Percentage.  The
                                  Supplemental Redemption Amount is described
                                  by the following formula:

                            [     (      DJES 50            DJES 50    )        ( Nikkei 225 Index      Nikkei 225 Index )]
                            [     (Average Index Value - Initial Value )        (Average Index Value  -   Initial Value  )]
                   $3,000 x [1/2  (------------------------------------) + 1/2  (--------------------------------------- )]
                            [     (       DJES 50 Initial Value        )        (    Nikkei 225 Index Initial Value      )]

                                  ; provided that the Supplemental Redemption
                                  Amount may not be less than zero.

                                  The Calculation Agent will calculate the Supplemental Redemption Amount on the last of the Determination Dates. The Calculation
                                  Agent will provide written notice to the Trustee at its London office, on which notice the Trustee may conclusively rely, of the Supplemental Redemption Amount, on or prior to 11:00 a.m. on the Business Day preceding the Maturity Date. See "Discontinuance of
                                  Underlying Indices; Adjustments to Underlying
                                  Indices" below.

                                  All calculations with respect to the Notes will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upwards (e.g., 9.876545% (or
                                  .9876545) would be rounded to 9.87655% (or
                                  .987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest tenths of a cent with five tenths of a cent being rounded upwards.

Basket Change Percentage......    The sum of (A) 1/2 times the DJES 50 Index
                                  Change Percentage plus (B) 1/2 times the
                                  Nikkei 225 Index Change Percentage.

DJES 50 Index Change Percentage   The amount (positive or negative) by which
                                  (A) the Average Index Value of the DJES 50
                                  Index differs from (B) the Initial Value of
                                  the DJES 50 Index, expressed as a percentage
                                  of such Initial Value.

Nikkei 225 Index Change
  Percentage..................    The amount (positive or negative) by which
                                  (A) the Average Index Value of the Nikkei 225
                                  Index differs from (B) the Initial Value of
                                  the Nikkei 225 Index, expressed as a
                                  percentage of such Initial Value.

Initial Value.................    With respect to any Underlying Index, the
                                  Initial Value will be equal to the value of
                                  such Underlying Index on the Initial Index
                                  Date with respect to such Underlying Index.

Initial Index Date............    The "Initial Index Date" with respect to each
                                  Underlying Index is April 14, 1999 or if such
                                  date is not a Trading Day, the next following
                                  Trading Day, unless there is a Market
                                  Disruption Event on that date.  If a Market
                                  Disruption Event with respect to an
                                  Underlying Index occurs on April 14, 1999 (or
                                  if that day is not a Trading Day, on the next
                                  succeeding Trading Day), then the next
                                  succeeding Trading Day during which no Market
                                  Disruption Event will have occurred with
                                  respect to such Underlying Index  shall be
                                  an Initial Index Date in lieu of such date;
                                  provided that if a Market Disruption Event,
                                  with respect to such Underlying Index, has
                                  occurred on each of the five Trading Days
                                  immediately succeeding April 14, 1999, then
                                  (1) such fifth succeeding Trading Day will be
                                  deemed to be an Initial Index Date for such
                                  Underlying Index, notwithstanding the
                                  occurrence of a Market Disruption Event on
                                  such day and (2) with respect to any such
                                  fifth Trading Day on which a Market
                                  Disruption Event occurs, the Calculation
                                  Agent will determine the value of the
                                  disrupted Underlying Index on such fifth
                                  Trading Day in accordance with the formula
                                  for and method of calculating the disrupted
                                  Underlying Index last in effect prior to the
                                  commencement of the Market Disruption Event,
                                  using the closing price (or, if trading in
                                  the relevant securities has been materially
                                  suspended or materially limited, its good
                                  faith estimate of the closing price that
                                  would have prevailed but for such suspension
                                  or limitation) on such Trading Day of each
                                  security most recently comprising the
                                  disrupted Underlying Index.

Average Index Value...........    With respect to any Underlying Index, the
                                  Average Index Value will be the arithmetic
                                  average of the Index Closing Values of such
                                  Underlying Index on each of the Determination
                                  Dates, as determined by the Calculation Agent.

Index Closing Value...........    The Index Closing Value of any Underlying
                                  Index, as of (i) the Initial Index Date or
                                  (ii) any Determination Date, will equal (a)
                                  with respect to the DJES 50 or any Successor
                                  Index (as defined below), the officially
                                  published closing price and (b) with respect
                                  to the Nikkei 255 Index or any Successor
                                  Index (as defined below),  the level at the
                                  regular official weekday close of trading, in
                                  each case, on such Initial Index Date or
                                  Determination Date.  See "Discontinuance of
                                  the Underlying Indices; Adjustments to
                                  Underlying Indices."

                                  References herein to any Underlying Index will be deemed to include any Successor Index to such Underlying Index, unless the context requires otherwise.

Underlying Index..............    Either of the indices listed in the first
                                  column of the table below (which are further
                                  described herein) or any replacement index as
                                  may be chosen by the Calculation Agent as
                                  provided under "Discontinuance of Underlying
                                  Indices; Adjustments to Underlying Indices."
                                  Each such index shall herein be referred to
                                  by the term in the second column.

                                   Underlying            Name                                      Underlying
                                      Index           Used Herein             Exchange           Index Publisher
                                   ----------         -----------             --------           ---------------
                                  Dow Jones Euro        DJES 50         Eurex Stock Exchange       STOXX Ltd.
                                     STOXX 50                                 ("Eurex")

                                   Nikkei Stock     Nikkei 225 Index        Nihon Keizai               NKS
                                     Average                            Shimbun, Inc. ("NKS")


Exchange......................    Either of the exchanges listed in the third
                                  column of the table above or their successors.

Underlying Index Publisher....    Either of the publishers listed in the fourth
                                  column of the table above or their successors.

Trading Day...................    With respect to each Underlying Index, a day
                                  on which trading is generally conducted (i)
                                  on the Exchange of such Underlying Index and
                                  (ii) on any exchange on which futures or
                                  options contracts related to such Underlying
                                  Index are traded, other than a day on which
                                  trading on such Exchange is scheduled to
                                  close prior to its regular weekday closing
                                  time, as determined by the Calculation Agent.

Determination Dates...........    The Determination Dates will be the thirtieth
                                  day of each January, April, July and October,
                                  commencing April 30, 1999 and ending January
                                  30, 2005, and, if any such date is not a
                                  Trading Day with respect to any Underlying
                                  Index, the Determination Date with respect
                                  to such Underlying Index shall be the next
                                  succeeding Trading Day, unless there is a
                                  Market Disruption Event on any such Trading
                                  Day.  If a Market Disruption Event, with
                                  respect to any Underlying Index, occurs on
                                  any such Trading Day, such Determination Date
                                  for the disrupted Underlying Index will be
                                  the immediately succeeding Trading Day during
                                  which no Market Disruption Event, related to
                                  such Underlying Index, will have occurred;
                                  provided that if a Market Disruption Event,
                                  with respect to such Underlying Index, has
                                  occurred on each of the five Trading Days
                                  immediately succeeding any of the scheduled
                                  Determination Dates, then (i) such fifth
                                  succeeding Trading Day will be deemed to be
                                  the relevant Determination Date for such
                                  Underlying Index, notwithstanding the
                                  occurrence of a Market Disruption Event on
                                  such day and (ii) with respect to any such
                                  fifth Trading Day on which a Market Disruption
                                  Event occurs, the Calculation Agent will
                                  determine the value of the disrupted
                                  Underlying Index on such fifth Trading Day in
                                  accordance with the formula for and method of
                                  calculating the disrupted Underlying Index
                                  last in effect prior to the commencement of
                                  the Market Disruption Event, using the
                                  closing price (or, if trading in the relevant
                                  securities has been materially suspended or
                                  materially limited, its good faith estimate
                                  of the closing price that would have
                                  prevailed but for such suspension or
                                  limitation) on such Trading Day of each
                                  security most recently comprising the
                                  disrupted Underlying Index.

Acceleration of the Notes.....    In case an Event of Default with respect to
                                  any Note shall have occurred and be
                                  continuing, the amount declared due and
                                  payable upon any acceleration of the Notes
                                  will be determined by the Calculation Agent
                                  and will be equal to 100% of the principal
                                  amount plus the Supplemental Redemption
                                  Amount determined as though each of the
                                  Determination Dates scheduled to occur on or
                                  after such date of acceleration were the date
                                  of acceleration.

Book Entry Note or
  Certificated Note...........    Book Entry

Senior Note or Subordinated
  Note........................    Senior

Trustee.......................    The Chase Manhattan Bank (London Branch)

Agent.........................    Morgan Stanley & Co. International Limited
                                  and its successors ("MSIL")

Market Disruption Event.......    "Market Disruption Event" means, with respect
                                  to each Underlying Index, the occurrence or
                                  existence of either of the following events
                                  on any Trading Day during the one-half hour
                                  period prior to closing on the Initial Index
                                  Date or on any Determination Date as
                                  determined by the Calculation Agent, any
                                  suspension of or limitation imposed on
                                  trading (by reason of movements in price
                                  exceeding limits permitted by the Relevant
                                  Exchange or otherwise), (i) on the Relevant
                                  Exchange(s) in securities that comprise 20
                                  percent, or more of the level of the relevant
                                  Underlying Index, or (ii) in options
                                  contracts or future contracts on the relevant
                                  Underlying Index on any other exchange if, in
                                  any such case, such suspension or limitation
                                  is, in the determination of the Calculation
                                  Agent, material.

                                  For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the Underlying Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Underlying Index shall be based on a comparison of (x) the portion of the level of the Underlying Index attributable to that security relative to (y) the overall level of the Underlying Index, in each case immediately before that suspension or limitation.

                                  The Calculation Agent shall as soon as
                                  reasonably practicable  under the
                                  circumstances notify the parties of the
                                  existence of a Market Disruption Event on any day that but for the occurrence or existence of a Market Disruption Event would have been a Determination Date or Initial Index Date.

Relevant Exchange.............    "Relevant Exchange" means the primary
                                  exchange or market of trading for any
                                  security then included in the DJES 50, the
                                  Nikkei 225 Index or any Successor Index to
                                  either the DJES 50 or the Nikkei 225 Index.

Tax Redemption................    The Notes will be redeemable only for an
                                  event that would trigger a  mandatory
                                  redemption of the Notes under the
                                  circumstances described under "Description of
                                  Notes--Tax Redemption--Special Tax Redemption
                                  of Bearer Notes" in the accompanying
                                  Prospectus Supplement.  The Notes will not be
                                  redeemable for an event that would trigger a
                                  discretionary redemption of the Notes under
                                  the circumstances described under
                                  "Description of Notes -- Tax Redemption --
                                  All Notes" in the accompanying Prospectus
                                  Supplement.

No Payment of Additional Amounts  MSDW will not pay any Additional Amounts, as defined under "Description of Notes--Payment of Additional Amounts" in the accompanying
                                  Prospectus Supplement, to the holder of the Notes if the net payment of the principal of and interest on the Notes and other amounts payable on the Note, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of a payment by the United States (or any political subdivision or taxing authority thereof or therein), is less than the amount provided for in the Notes then due and payable.

Calculation Agent.............    Morgan Stanley & Co. International Limited
                                  and its successors ("MSIL")

                                  All determinations made by the Calculation
                                  Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

                                  Because the Calculation Agent is our
                                  affiliate, potential conflicts of interest may exist between the Calculation Agent, and you as the holder of the Notes, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Average Index Values or whether a Market Disruption Event has occurred. See "Discontinuance of Underlying
                                  Indices; Adjustments to Underlying Indices" below and "Market Disruption Event" above.
                                  MSIL is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the Note to restrict the use of information relating to the calculation of the Basket Change Percentage, each Average Index Value and the Supplemental
                                  Redemption Amount prior to the dissemination of such information. MSIL is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Underlying Indices............    We have derived all information regarding the
                                  DJES 50 Index and the Nikkei 225 Index
                                  contained in this pricing supplement,
                                  including, without limitation, its make-up,
                                  method of calculation and changes in its
                                  components, from publicly available
                                  information.  Such information reflects the
                                  policies of, and is subject to change by, the
                                  respective Underlying Index Publishers.  None
                                  of the Underlying Index Publishers has any
                                  obligation to continue to publish, and may
                                  discontinue publication of, its respective
                                  Underlying Index.

                                  We or our affiliates may presently or from time to time engage in business with any of the publishers, owners, founders or creators of any of the Underlying Indices or any of their successors or one or more of the issuers of the component stocks of any of the Underlying Indices, including selling products and/or services to, purchasing products and/or services from, extending loans to making equity investments in any of such issuers or providing services to such issuers including merger and acquisition services. In the course of such business with issuers, we or our affiliates may acquire non-public information about those companies and, in addition, one or more of our affiliates may publish research reports with respect to such issuers. The statements in the preceding sentence are not intended to affect the right of holders of the Notes under the securities laws. You should undertake an independent investigation of the issuers of the component stocks of the Underlying
                                  Indices and with respect to the
                                  competency of their respective publishers to formulate and calculate the applicable
                                  Underlying Index as in its judgment is
                                  appropriate to make an informed decision with respect to an investment in the Notes.

                                  The DJES 50 Index

                                  In order to provide a definitive standard for measuring the stock market performance of the blue chip companies in the countries that joined EMU at its inception, a new index, the DJES 50 was launched on February 26, 1998.
                                  The DJES 50 consists of 50 stocks that are among the largest in market capitalization, highest in liquidity and are the leaders of their industrial sectors. Set forth below are the country weightings and industrial sector weightings of the securities currently included in the DJES 50 as of March 15, 1999:

                                         Country Weightings              Industrial Sector Weightings
                                  --------------------------------    ----------------------------------
                                  Germany                   29.73%    Telecom                     18.84%
                                  France                    23.30%    Insurance                   12.77%
                                  The Netherlands           21.57%    Energy                      12.32%
                                  Italy                     10.36%    Technology                   8.73%
                                  Spain                      6.73%    Bank                         8.32%
                                  Finland                    3.74%    Auto                         6.53%
                                  Belgium                    3.34%    Utility                      6.19%
                                  Ireland                    0.79%    Financial Services           5.43%
                                  Portugal                   0.45%    Consumer non-cyclical        3.74%
                                                                      Industrial                   3.31%
                                                                      Conglomerates                2.87%
                                                                      Chemical                     2.82%
                                                                      Retail                       2.82%
                                                                      Food & Beverage              2.61%
                                                                      Pharmaceutical               0.93%
                                                                      Construction                 0.80%
                                                                      Media                        0.52%
                                                                      Consumer cyclical            0.46%

                                  Source: http://www.stoxx.com

                                  The DJES 50 was created by STOXX Ltd.
                                  ("STOXX"), a company jointly founded by
                                  Schweizer Borse, SBF-Bourse de Paris, Deutsche
                                  Borse and Dow Jones.  Publication of the DJES
                                  50 began on February 26, 1998, based on an initial DJES 50 value of 1,000 at December
                                  31, 1991.  The DJES 50 is published in The
                                  Wall Street Journal.

                                  The DJES 50 is calculated by (i) multiplying the per share price of each stock included in the DJES 50 by the number of outstanding shares (and, if the stock is not quoted in euro, then multiplied by the country currency and an exchange factor which reflects the exchange rate between the country currency and the euro) (ii) calculating the sum of all these products (such sum being hereinafter the "DJES 50 Aggregate Market
                                  Capitalization") and (iii) dividing the DJES
                                  50 Aggregate Market Capitalization by a
                                  divisor which represents the DJES 50
                                  Aggregate Market Capitalization on the base date of the DJES 50 and which can be adjusted to allow changes in the issued share capital of individual underlying stocks (including the deletion and addition of stocks, the substitution of stocks, stock dividends and stock splits) to be made without distorting the DJES 50. Because of such capitalization weighting, movements in share prices of companies with relatively greater market capitalization will have a greater effect on the level of the entire DJES 50 than will movements in share prices of companies with relatively smaller market capitalization.

                                  A current list of the issuers of the DJES 50, as of March 15, 1999, is set forth below.

                                                                                   Current
                                                                                  Weight in     Industry
                                  Issuer of Component Stock       Country          DJES 50      Sector
                                  -------------------------       -------         ---------     --------
                                  ABN-AMRO Hldg NV            The Netherlands       1.59%     Bank
                                  Aegon NV                    The Netherlands       3.34%     Insurance
                                  Air Liquide SA              France                0.68%     Chemical
                                  Akzo Nobel                  The Netherlands       0.58%     Chemical
                                  Alcatel Alsthom SA          France                1.45%     Technology
                                  Allianz AG                  Germany               4.55%     Insurance
                                  Allied Irish Banks Plc      Ireland               0.79%     Bank
                                  Assicurazioni Generali      Italy                 2.30%     Insurance
                                     S.p.A.
                                  AXA-UAP                     France                2.58%     Insurance
                                  Banco Bilbao Vizcaya SA     Spain                 1.73%     Bank
                                  Bayer AG                    Germany               1.55%     Chemical
                                  Carrefour Supermarche       France                1.57%     Retail
                                  Daimler Chrysler AG         Germany               5.87%     Auto
                                  Deutsche Bank AG            Germany               1.69%     Bank
                                  Deutsche Telecom AG         Germany               6.51%     Telecom
                                  Electrabel SA               Belgium               1.17%     Utility
                                  ELF Aquitaine               France                1.92%     Energy
                                  Elsevier NV                 The Netherlands       0.52%     Media
                                  Endesa SA                   Spain                 1.41%     Utility
                                  ENI S.p.A.                  Italy                 2.84%     Energy
                                  Fiat S.p.A.                 Italy                 0.66%     Auto
                                  Fortis (B)                  Belgium               1.51%     Financial
                                                                                              Services
                                  France Telecom              France                4.94%     Telecom
                                  ING Groep NV                The Netherlands       2.94%     Financial
                                                                                              Services
                                  Koninklijke Ahold NV        The Netherlands       1.35%     Consumer non-
                                                                                              cyclical
                                  Koninklijke KPN NV          The Netherlands       1.20%     Telecom
                                  L'Oreal                     France                2.39%     Consume non-
                                                                                              cyclical
                                  Lufthansa -B-               Germany               0.46%     Consumer
                                                                                              Cyclical
                                  LVMH Moet-Hennesey          France                1.21%     Conglomerates
                                  Mannesmann AG               Germany               2.84%     Industrial
                                  Metro AG                    Germany               1.25%     Retail
                                  Nokia Oj A                  Finland               3.74%     Technology
                                  Paribas                     France                0.98%     Financial
                                                                                              Services
                                  Petrofina SA                Belgium               0.66%     Energy
                                  Philips Electronics NV      The Netherlands       1.43%     Technology
                                  Portugal Telecom SA -R-     Portugal              0.45%     Telecom
                                  Repsol SA                   Spain                 0.90%     Energy
                                  Rhone-Poulenc               France                0.93%     Pharmaceutical
                                  Royal Dutch Petroleum       The Netherlands       6.00%     Energy
                                  RWE AG                      Germany               1.27%     Utility
                                  Saint Gobain                France                0.80%     Construction
                                  Schneider SA                France                0.47%     Industrial
                                  Siemens AG                  Germany               2.11%     Technology
                                  Societe Generale -A-        France                1.02%     Bank
                                  Telecom Italia S.p.A.       Italy                 3.06%     Telecom
                                  Telefonica de Espana        Spain                 2.68%     Telecom
                                  UniCredito Italiano         Italy                 1.50%     Bank
                                  Unilever NV                 The Netherlands       2.61%     Food &
                                                                                              Beverage
                                  Veba AG                     Germany               1.66%     Conglomerate
                                  Vivendi                     France                2.34%     Utility

                                 (Source:  http://www.stoxx.com)

                                 The composition of the DJES 50 is reviewed annually, and changes are implemented on the third Friday in September, using market data from the end of July as the basis for the review process. Changes in the composition of the DJES 50 are made to ensure that the index includes those companies which, within the eligible countries and within each industry sector, have the greatest market capitalization. Changes in the composition of the DJES 50 are made entirely by STOXX
                                 Ltd. without consultation with the
                                 corporations represented in the DJES 50 or us. The DJES 50 is also reviewed on an ongoing basis, and change in the composition of the index may be necessary if there have been extraordinary events for one of the index companies (e.g. delisting, bankruptcy, merger, takeover etc.) In these cases, the event is taken into account as soon as it is effective. The component stocks of the DJES
                                 50 may be changed at any time for any reason.
                                 Neither STOXX Ltd. nor any of its founders is affiliated with us and has participated in any way in the creation of the Notes.

                                 The table below summarizes the adjustments to any component stock made for corporate actions and the effect of such adjustment on the base value, where "p" is the price of such component stock and "q" is the number of shares of such stock.

                                                                                                                         Impact on
                                     Events                                     Adjustment Factor                        base value
                                     ------                                     -----------------                        ----------

                                                                             p before dividend - dividend                Decrease
                             Cash dividend (applied for         adj. for p = ----------------------------
                             total returns index only)                             p before dividend



                                                                             p before dividend - dividend                Decrease
                             Special cash dividend (from        adj. for p = ----------------------------
                             non-operating income)                                 p before dividend


                                                                                        1                                None
                             Stock Dividend & Split (the        adj. for p = -------------------------
                             same security)                                  1 + no. of new shares (%)


                                                                adj. for q = 1 + no. of new shares (%)

                                                                                         1                               None
                             Reverse Split                      adj. for p = -------------------------
                                                                             1 - no. of new shares (%)


                                                                adj. for q = 1 - no. of new shares (%)


                                                                             p before distribution - cash equivalent     Decrease
                             Stock Dividend of a                adj. for p = ---------------------------------------
                             different company security                              p before distribution


                                                                cash equivalent = other sec.p x no. of
                                                                distributed stocks (%)


                                                                                   adj.p                                 Increase
                             Rights Offering                    adj. for p = -----------------
                                                                             last cum rights p


                                                                         last cum rights p+subscription p x rights(%)
                                                                adj. p = --------------------------------------------
                                                                                        1 + rights (%)


                                                                adj. for q = 1 + rights (%)

                                                                If the new shares have a dividend
                                                                disadvantage, then the subscription price will
                                                                be adjusted.


                                                                                      adj.p                              Increase
                             Combination:  stock                adj. for p = --------------------------
                             distribution (stock dividend                        last cum rights p
                             or split) and rights offering
                             -- one action applicable to                 last cum rights p + subscription p x (1 + stock
                             other (if rights applicable                          subscription (%)) x rights (%)
                             after stock distribution)          adj. p = -----------------------------------------------
                                                                          (1 + stock distribution (%)) (1 + rights (%))


                                                                adj. for q = (1 + stock distribution (%)) (1 + rights (%))



                                                                                      adj.p                              Increase
                             Combination: stock                 adj. for p = --------------------------
                             distribution (stock dividend                        last cum rights p
                             or split) and rights offering
                             -- one action applicable to                 last cum rights p - (subscription p x rights(%))
                             other (if stock distribution       adj. p = ------------------------------------------------
                             applicable after rights)                    (1 + rights (%)) x (1 + stock distribution (%))


                                                                adj. for q = (1 + stock distribution (%))(1 + rights (%))


                                                                                        adj.p                            Increase
                             Combination: stock                 adj. for p = --------------------------
                             distribution (stock dividend                        last cum rights p
                             or split) and rights issues --
                             neither action is applicable                last cum rights p + subscription p x rights(%)
                             to the other                       adj. p = ----------------------------------------------
                                                                          (1 + rights (%))  + stock distribution (%))


                                                                adj. for q = (1 + stock distribution (%) + rights (%))


                                                                             p before spinoff - cash equivalent          Decrease
                             Spin-off                           adj. for p = ----------------------------------
                                                                                      p before spinoff


                                                                cash equivalent = spunoff stock p x no. of
                                                                spunoff stocks (in %)


                                                                             p after tender                              Decrease
                             Repurchase shares-self             adj. for p = ---------------
                             tender                                          p before tender


                                                                         (p before tender) x (no. of q before tender ) -
                                                                p after  (tender p x no. of tendered q)
                                                                tender = ---------------------------------------------
                                                                          (no. of q before tender) x no. of tendered q


                                                                         no. of q after tender
                                                                adj. q = ----------------------
                                                                         no. of q before tender


                                  The following table sets forth the high and low daily closing values, as well as end-of-quarter closing values, of the DJES 50
                                  (price return) for each quarter in the period from January 1, 1994 through March 15, 1999.
                                  (Although publication of the DJES 50 began on February 26, 1998, historical levels of the index have been calculated by STOXX from a base date of December 31, 1991.) The historical values of the DJES 50 should not be taken as an indication of future performance, and no assurance can be given as to the level of the DJES 50 as of any Determination Date.

                                                            Daily Closing Values
                                                       -----------------------------

                                                       High       Low     Period End
                                                       ----       ---     ----------
                                  1994
                                   First Quarter      1459.27    1347.84    1365.74
                                   Second Quarter     1441.33    1272.00    1284.60
                                   Third Quarter      1401.79    1286.05    1302.53
                                   Fourth Quarter     1344.61    1268.62    1320.59

                                  1995
                                   First Quarter      1348.10    1274.57    1300.13
                                   Second Quarter     1400.60    1298.18    1362.52
                                   Third Quarter      1469.19    1371.32    1419.60
                                   Fourth Quarter     1509.91    1367.15    1506.82

                                  1996
                                   First Quarter      1612.24    1507.65    1612.24
                                   Second Quarter     1691.04    1619.33    1665.90
                                   Third Quarter      1694.51    1563.32    1694.51
                                   Fourth Quarter     1859.10    1693.99    1850.32

                                  1997
                                   First Quarter      2169.71    1824.52    2137.28
                                   Second Quarter     2438.38    2026.91    2398.41
                                   Third Quarter      2699.78    2407.58    2581.36
                                   Fourth Quarter     2641.68    2241.21    2531.99

                                  1998
                                   First Quarter      3179.72    2466.81    3153.32
                                   Second Quarter     3443.76    3061.04    3406.82
                                   Third Quarter      3670.82    2670.97    2670.97
                                   Fourth Quarter     3354.71    2419.23    3342.32

                                  1999
                                   First Quarter
                                   (through
                                   March 15, 1999)   3685.36    3325.56    3582.78

                                  (Source: Bloomberg)

                                  Nikkei 225 Index

                                  The Nikkei 225 Index is a stock index
                                  calculated, published and disseminated by NKS that measures the composite price performance of selected Japanese stocks. The Nikkei 225
                                  Index currently is based on 225 highly
                                  capitalized underlying stocks (the "Underlying
                                  Stocks") trading on the TSE representing a broad cross-section of Japanese industries.
                                  All 225 Underlying Stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section are among the most actively traded stocks on the TSE.

                                  The Nikkei 225 Index is a modified,
                                  price-weighted index (i.e., an Underlying
                                  Stock's weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Underlying Stock by the corresponding weighting factor for such
                                  Underlying Stock (a "Weight Factor"), (ii) calculating the sum of all these products and
                                  (iii) dividing such sum by a divisor (the
                                  "Divisor"). The Divisor, initially set in 1949 at 225, was 10.052 as of March 1, 1999 and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing Yen50 by the par value of the relevant Underlying Stock, so that the share price of each Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of Yen50. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Underlying Stocks (currently the TSE). The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

                                  In order to maintain continuity in the Nikkei
                                  225 Index in the event of certain changes due to non-market factors affecting the
                                  Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei
                                  225 Index. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change.
                                  As a result of such change affecting any Underlying Stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei
                                  225 Index immediately prior to the change.

                                  An Underlying Stock may be deleted or added by NKS. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Underlying Stocks: (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the "Seiri-Post" because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second Section.
                                  In addition, Underlying Stocks with
                                  relatively low liquidity, based on trading volume and price fluctuation over the past ten years, may be deleted by NKS subject to a maximum of six such deletions by reason of low liquidity per year. Upon deletion of a stock from the Underlying Stocks, NKS will select a suitable replacement for such deleted
                                  Underlying Stock in accordance with certain criteria. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by NKS to be representative of a market may be added to the Underlying Stocks. In such a case, an existing Underlying Stock with low trading volume and not representative of a market will be deleted by NKS.

                                  A list of the issuers of the Underlying
                                  Stocks constituting the Nikkei 225 Index is available from the Nikkei Economic Electronic
                                  Databank System and from the Stock Market
                                  Indices Data Book published by NKS. NKS may delete, add or substitute any stock underlying the Nikkei 225 Index.

                                  NKS first calculated and published the Nikkei
                                  225 Index in 1970. The following table sets forth the high, the low and the closing values of the Nikkei 225 Index for each quarter in the period from January 1, 1994 through March 15, 1999, as published by NKS.
                                  The historical performance of the Nikkei 225
                                  Index should not be taken as an indication of future performance, and no assurance can be given that such performance, taken together with the performance of the Basket Stocks, will cause the holders of the Notes to receive any Supplemental Redemption Amount under the formula for determining such Supplemental Redemption Amount.


                                                            Nikkei 225 Closing Values
                                                         ------------------------------
                                                          High       Low     Period End
                                                         ------     -----    ----------
                                  1994
                                   First Quarter....   20,677.77  17,369.74  19,111.92
                                   Second Quarter...   21,552.81  19,122.22  20,643.93
                                   Third Quarter....   20,862.77  19,468.89  19,563.81
                                   Fourth Quarter...   20,148.83  18,666.93  19,723.06

                                  1995
                                   First Quarter....   19,684.04  15,749.77  16,139.95
                                   Second Quarter...   17,103.69  14,507.17  14,517.40
                                   Third Quarter....   18,758.55  14,485.41  17,913.06
                                   Fourth Quarter...   20,011.76  17,337.19  19,868.15

                                  1996
                                   First Quarter....   21,406.85  19,734.70  21,406.85
                                   Second Quarter...   22,666.80  21,171.82  22,530.75
                                   Third Quarter....   22,455.50  20,107.15  21,556.40
                                   Fourth Quarter...   21,612.30  19,161.77  19,361.35

                                  1997
                                   First Quarter....   19,446.00  17,303.77  18,003.40
                                   Second Quarter...   20,681.07  17,485.75  20,604.96
                                   Third Quarter....   17,887.71  17,683.27  17,887.71
                                   Fourth Quarter...   17,842.16  14,775.22  15,258.74

                                  1998
                                   First Quarter....   17,264.34  14,664.44  16,527.17
                                   Second Quarter...   16,536.66  14,715.38  15,830.27
                                   Third Quarter....   16,731.92  13,406.39  13,406.39
                                   Fourth Quarter...   15,207.77  12,879.97  13,842.17

                                  1999
                                   First Quarter
                                   (through
                                   March 15, 1999)   15,779.60  13,232.74  15,779.60

                                  Source: Bloomberg

Discontinuance of Underlying
  Indices; Adjustments to
  Underlying Indices...........   If an Underlying Index is (i) not calculated
                                  and announced by the Underlying Index
                                  Publisher but is calculated and announced by a
                                  successor publisher (such successor publisher
                                  being referred to as the "Successor Index
                                  Publisher") acceptable to the Calculation
                                  Agent , or (ii) replaced by a successor index
                                  using, in the determination of the
                                  Calculation Agent, the same or a
                                  substantially similar formula for and method
                                  of calculation as used in the calculation of
                                  that Index (such successor index being
                                  referred to as the "Successor Index"), then
                                  that Underlying Index will be deemed to be
                                  the index so calculated and announced by that
                                  Successor Index Publisher or that Successor
                                  Index, as the case may be.

                                  Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to you, as the holders of the Notes and to us within three
                                  Trading Days of such selection.

                                  If (i) on or prior to the Initial Index Date or any Determination Date, a relevant
                                  Underlying Index Publisher makes a material change in the formula for or the method of calculating that Underlying Index or in any other way materially modifies that Underlying
                                  Index (other than a modification prescribed in that formula or method to maintain that Underlying Index in the event of changes in constituent stock and capitalization and other routine events) or (ii) on the Initial
                                  Index Date or any Determination Date, the
                                  Underlying Index Publisher fails to calculate and announce a relevant Underlying Index, then the Calculation Agent shall calculate the relevant Index Closing Value, as the case may be, using, in lieu of a published level for that Index, the level for that Underlying
                                  Index at the Initial Index Date or any
                                  Determination Date as determined by the
                                  Calculation Agent in accordance with the formula for and method of calculating that Underlying Index last in effect prior to that change or failure, but using only those securities that comprised that Underlying
                                  Index immediately prior to that change or failure (other than those securities that have since ceased to be listed on any Relevant
                                  Exchange).

                                  If the Calculation Agent calculates any Index
                                  Closing Values in accordance with the
                                  preceding paragraph, it will cause notice of each Index Closing Value to be provided to you, as holders of the Notes, on each succeeding Determination Date until and including January 30, 2005 (unless a
                                  Successor Index is prior thereto determined to be available).

                                  Notwithstanding these alternative
                                  arrangements, discontinuance of the
                                  publication of an Underlying Index may
                                  adversely affect the value of the Notes.

Use of Proceeds and Hedging...    The net proceeds we receive from the sale of
                                  the Notes will be used for general corporate
                                  purposes and, in part, by the our or one or
                                  more of our affiliates in connection with
                                  hedging our obligations under the Notes,
                                  including hedging market risks associated
                                  with the Supplemental Redemption Amount.

                                  On or prior to the Original Issue Date, we, through our subsidiaries or others, will hedge our anticipated exposure in connection with the Notes by the purchase or sale of exchange traded and over-the-counter derivatives contracts on the DJES 50 or the Nikkei 225 Index or by taking positions in any other instruments that we may wish to use in connection with such hedging. Although we have no reason to believe that our hedging activity will have a material impact on the price of such options, stocks, futures contracts, and options on futures contracts, we can give no assurance that we will not affect such prices as a result of our hedging activities. Through our subsidiaries, we are likely to modify our hedge position throughout the life of the Notes, including on each Determination Date, by purchasing or selling such derivatives contracts and any other available securities and instruments.

Supplemental Information
  Concerning Plan of
  Distribution................    In order to facilitate the offering of the
                                  Notes, the Agent may engage in transactions
                                  that stabilize, maintain or otherwise affect
                                  the price of the Notes or the stocks
                                  underlying either the DJES 50 or the Nikkei
                                  225 Index.  Specifically, the Agent may
                                  overallot in connection with the offering,
                                  creating a short position in the Notes for
                                  its own account.  In addition, to cover
                                  allotments or to stabilize the price of the
                                  Notes, the Agent may bid for, and purchase,
                                  the Notes or the stocks underlying either the
                                  DJES 50 or the Nikkei 225 Index in the open
                                  market.  See "Use of Proceeds and Hedging"
                                  above.

License Agreement between
STOXX Ltd. and MS & Co........    STOXX Ltd. and Morgan Stanley & Co.,
                                  Incorporated, or MS & Co., an affiliate of
                                  MSIL, have entered into a non-exclusive
                                  license agreement providing for the license
                                  to MS & Co., in exchange for a fee, of the
                                  right to use the DJES 50, which is owned and
                                  published by STOXX, in connection with
                                  certain securities, including the Notes.

                                  The license agreement between STOXX and MS &
                                  Co. provides that the following language must be set forth in the Pricing Supplement:

                                  The Notes are not sponsored, endorsed, sold or promoted by STOXX or Dow Jones. Neither
                                  STOXX nor Dow Jones makes any representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly. The only relationship of STOXX to MS & Co. is as the licensor of the Dow Jones Euro STOXX 50(TM) and of certain trademarks, trade names and service marks of STOXX, and as the sublicensor of the Dow
                                  Jones STOXX(SM), the Dow Jones Euro STOXX(SM) and of certain trademarks, trade names and service marks of Dow Jones. The aforementioned Indexes are determined, composed and calculated by STOXX or Dow
                                  Jones, as the case may be, without regard to us or the Notes. Neither STOXX nor Dow Jones is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. Neither STOXX nor Dow
                                  Jones has any obligation or liability in connection with the administration, marketing or trading of the Notes.

                                  NEITHER STOXX NOR DOW JONES GUARANTEES THE
                                  ACCURACY AND/OR THE COMPLETENESS OF THE
                                  INDEXES OR ANY DATA INCLUDED THEREIN AND
                                  NEITHER SHALL HAVE ANY LIABILITY FOR ANY
                                  ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.
                                  NEITHER STOXX NOR DOW JONES MAKES ANY
                                  WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS
                                  TO BE OBTAINED BY MSDW, MS & CO., OWNERS OF
                                  THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM
                                  THE USE OF THE INDEXES OR ANY DATA INCLUDED
                                  THEREIN.  DOW JONES MAKES NO EXPRESS OR
                                  IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS
                                  ALL WARRANTIES, OR MERCHANTABILITY OR FITNESS
                                  FOR A PARTICULAR PURPOSE OR USE WITH RESPECT
                                  TO THE INDEXES OR ANY DATA INCLUDED THEREIN.
                                  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO
                                  EVENT SHALL EITHER STOXX OR DOW JONES HAVE
                                  ANY LIABILITY FOR ANY LOST PROFITS OR
                                  INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL
                                  DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY
                                  THEREOF.  THERE ARE NO THIRD PARTY
                                  BENEFICIARIES OF ANY AGREEMENTS OR
                                  ARRANGEMENTS BETWEEN STOXX AND MS & CO.

                                  The Dow Jones Euro STOXX 50 is owned by STOXX
                                  Ltd. and is a service mark of Dow Jones &
                                  Company, Inc., and has been licensed for certain purposes by MS & Co. and its affiliates. [Copyright] 1998 by STOXX Ltd.
                                  All rights reserved.

                                  The Dow Jones STOXX and the Dow Jones Euro
                                  STOXX are service marks of Dow Jones &
                                  Company, Inc., and have been licensed for certain purposes by MS & Co. and its affiliates. [Copyright] 1998 by Dow Jones &
                                  Company, Inc.  All rights reserved.

License Agreement between NKS
  and MSDW....................    The use of and reference to the Nikkei 225
                                  Index in connection with the Notes has been
                                  consented to by NKS, the publisher of the
                                  Nikkei 225.  NKS has the copyright to the
                                  Nikkei Stock Average.  All rights to the
                                  Nikkei 225 Index are owned by NKS.  We, the
                                  Calculation Agent and the Trustee disclaim
                                  all responsibility for the calculation or
                                  other maintenance of or any adjustments to
                                  the Nikkei 225 Index. NKS has the right to
                                  change the contents of the Nikkei 225 Index
                                  and to cease compilation and publication of
                                  the Nikkei 225 Index.  In addition, NKS has
                                  no relationship to us or the Notes; it does
                                  not sponsor, endorse, authorize, sell or
                                  promote the Notes, and has no obligation or
                                  liability in connection with the
                                  administration, marketing or trading of the
                                  Notes or with the calculation of the Initial
                                  Value or the Average Index Value of the
                                  Nikkei 225 Index, as described above.

ERISA Matters for Pension Plans
  and Insurance Companies.....    We and certain of our affiliates, including
                                  MS & Co. and Dean Witter Reynolds Inc.
                                  ("DWR"), may each be considered a "party in
                                  interest" within the meaning of the Employee
                                  Retirement Income Security Act of 1974, as
                                  amended ("ERISA"), or a "disqualified person"
                                  within the meaning of the Internal Revenue
                                  Code of 1986, as amended (the "Code") with
                                  respect to many employee benefit plans.
                                  Prohibited transactions within the meaning of
                                  ERISA or the Code may arise, for example, if
                                  the Notes are acquired by or with the assets
                                  of a pension or other employee benefit plan
                                  with respect to which MS & Co., DWR or any of
                                  their affiliates is a service provider,
                                  unless the Notes are acquired pursuant to an
                                  exemption from the prohibited transaction
                                  rules.

                                  The acquisition of the Notes may be eligible for one of the exemptions noted below if such acquisition:

                                  (a) (i) is made solely with the assets of a bank collective investment fund and (ii) satisfies the requirements and conditions of Prohibited Transaction Class Exemption
                                  ("PTCE") 91-38 issued by the Department of Labor ("DOL");

                                  (b) (i) is made solely with assets of an insurance company pooled separate account and
                                  (ii) satisfies the requirements and
                                  conditions of PTCE 90-1 issued by the DOL;

                                  (c) (i) is made solely with assets managed by a qualified professional asset manager and
                                  (ii) satisfies the requirements and
                                  conditions of PTCE 84-14 issued by the DOL;

                                  (d) is made solely with assets of a
                                  governmental plan (as defined in Section
                                  3(32) of ERISA) which is not subject to the provisions of Section 401 of the Code;

                                  (e) (i) is made solely with assets of an insurance company general account and (ii) satisfies the requirements and conditions of PTCE 95-60 issued by the DOL; or

                                  (f) (i) is made solely with assets managed by an in-house asset manager and (ii) satisfies the requirements and conditions of PTCE 96-23 issued by the DOL.

                                  Under ERISA, the assets of a pension or other employee benefit plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the plan has invested.

United States Federal Taxation    The investor should refer to the discussion
                                  under "United States Federal Taxation --
                                  Income Taxes -- Notes" in the accompanying
                                  Prospectus Supplement.
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